EXHIBIT 3.1
Execution Copy
AMENDMENT NO. 1
TO
FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
ENTERPRISE GP HOLDINGS L.P.
     This Amendment No. 1 (this “Amendment”) to the First Amended and Restated Agreement of Limited Partnership of Enterprise GP Holdings L.P., a Delaware limited partnership (the “Partnership”), dated as of August 29, 2005 (the “Partnership Agreement”), is entered into effective as of May 7, 2007, by EPE Holdings, LLC, a Delaware limited liability company (the “General Partner”), as the general partner of the Partnership, on behalf of itself and the Limited Partners of the Partnership. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.
RECITALS
     WHEREAS, Section 5.6 of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partner except as otherwise provided in the Partnership Agreement, may, for any Partnership purpose, at any time or from time to time, issue additional Partnership Securities for such consideration and on such terms and conditions as determined by the General Partner in its sole discretion; and
     WHEREAS, Section 13.1(d)(i) of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement (to reflect a change that, in the discretion of the General Partner, does not adversely affect the Unitholders in any material respect); and
     WHEREAS, Section 13.1(g) of the Partnership Agreement provides that the General Partner, without the approval of any Partner (subject to Section 5.9 of the Partnership Agreement), may amend any provision of the Partnership Agreement to reflect an amendment that, the General Partner determines to be necessary or appropriate in connection with the authorization of the issuance of any class or series of Partnership Securities pursuant to Section 5.6 of the Partnership Agreement; and
     WHEREAS, the Partnership has entered into a Securities Purchase Agreement, dated as of May 7, 2007 (the “Purchase Agreement”), between the Partnership, DFI GP Holdings L.P., a Delaware limited partnership (“DFIGP”), and Duncan Family Interests, Inc., a Delaware corporation (“DFI” and collectively with DFIGP, the “Sellers”), pursuant to which DFI will contribute to the Partnership 4,400,000 common units representing limited partner interests of TEPPCO Partners, L.P. (“TEPPCO”), and DFIGP will contribute to the Partnership 100% of the membership interests in Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company (the “TEPPCO GP”), in exchange for (i) a new class of Partnership Securities to be designated as “Class B Units” and (ii) a new class of Partnership Securities to be designated as “Class C Units,” with such terms as are set forth in this Amendment; and

     WHEREAS, the General Partner has determined that the creation of the Class B Units and the Class C Units will be in the best interests of the Partnership and fair to the Partnership’s unaffiliated Unitholders; and
     WHEREAS, the issuance of the Class B Units and the Class C Units complies with the requirements of the Partnership Agreement; and
     WHEREAS, the General Partner has determined, pursuant to Section 13.1(j) of the Partnership Agreement, that the amendments to the Partnership Agreement set forth herein are necessary or appropriate in connection with the authorization of the issuance of the Class B Units and the Class C Units; and
     NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:
     Section 1. Amendments.
          (a) Section 1.1 and Attachment 1. Section 1.1 and the definitions listed on Attachment I are hereby amended to add, or to amend and restate, the following definitions:
          “Class B Conversion Approval” has the meaning assigned to such term in Section 5.13(f).
          “Class B Conversion Approval Date” has the meaning assigned to such term in Section 5.13(f).
          “Class B Conversion Effective Date” has the meaning assigned to such term in Section 5.13(g).
          “Class C Conversion Approval” has the meaning assigned to such term in Section 5.14(f).
          “Class C Conversion Approval Date” has the meaning assigned to such term in Section 5.14(f).
          “Class C Conversion Effective Date” has the meaning assigned to such term in Section 5.14(g).
          “Class B Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to the Class B Units in this Agreement. The term “Class B Unit” does not refer to a Unit until such Class B Unit has converted into a Unit pursuant to the terms hereof.
          “Class C Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to the Class C Units in this Agreement. The term “Class C Unit” does not refer to a Unit until such Class C Unit has converted into a Unit pursuant to the terms hereof.

          “Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Units, Class B Units, Class C Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement;
          “Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that with respect to Partnership Securities, if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that the limitation in the foregoing proviso shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) if the General Partner shall have notified such Person or Group in writing, prior to such acquisition, that such limitation shall not apply to such Person or Group or (iii) to any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the Board of Directors of the General Partner; and provided, further, that none of the Class B Units or Class C Units shall be deemed to be Outstanding for purposes of determining if any Class B Units or Class C Units are entitled to distributions of Available Cash unless such Class B Units or Class C Units shall have been reflected on the books of the Partnership as outstanding during such Quarter and on the Record Date for the determination of any distribution of Available Cash. In addition, Non-Voting Units shall not be voted on any matter (unless otherwise required by law) and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement.
          “Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.
          (b) Section 1.1 and Attachment I. Section 1.1 and the definitions listed on Attachment I are hereby further amended to amend and restate the final sentence of the definition of “Unit” as follows:
     “The term “Unit” does not refer to a Class B Unit or a Class C Unit prior to its conversion into a Unit pursuant to the terms hereof.”

          (c) Section 4.7(c). Section 4.7(c) of the Partnership Agreement is hereby amended and restated to read in its entirety:
     “(c) The transfer of a Class B Unit or a Class C Unit that has converted into a Unit shall be subject to the restrictions imposed by Section 6.4(b). The transfer of a Class C Unit shall be subject to the restrictions imposed by Section 6.5.”
          (d) Article V; Section 5.5 Article V is hereby amend and restate Section 5.5(c) as follows:
     “(c)(i) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.
     (ii) Subject to Section 6.4, immediately prior to the transfer of a Class B Unit or of a Class B Unit that has converted into a Unit pursuant to Section 5.13(f) by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.5(c)(ii) apply), the Capital Account maintained for such Person with respect to its Class B Units or converted Class B Units will (A) first, be allocated to the Class B Units or converted Class B Units to be transferred in an amount equal to the product of (x) the number of such Class B Units or converted Class B Units to be transferred and (y) the Per Unit Capital Amount for a Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Class B Units or converted Class B Units. Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained Class B Units or retained converted Class B Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee’s Capital Account established with respect to the transferred Class B Units or converted Class B Units will have a balance equal to the amount allocated under clause (A) hereinabove.
     (iii) Subject to Section 6.4, immediately prior to the transfer of a Class C Unit or of a Class C Unit that has converted into a Unit pursuant to Section 5.14(f) by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.5(c)(iii) apply), the Capital Account maintained for such Person with respect to its Class C Units or converted Class C Units will (A) first, be allocated to the Class C Units or converted Class C Units to be transferred in an amount equal to the product of (x) the number of such Class C Units or converted Class C Units to be transferred and (y) the Per Unit Capital Amount for a Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Class C Units or converted Class C Units. Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained Class C Units or retained converted Class C Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee’s Capital Account established with respect to the transferred Class C Units or converted Class C Units will have a balance equal to the amount allocated under clause (A) hereinabove.”

          (e) Article V; Section 5.13. Article V is hereby amended to add a new Section 5.13 creating a new series of Partnership Units as follows:
     “Section 5.13 Establishment of Class B Units.
     (a) General. The General Partner hereby designates and creates a class of Units to be designated as “Class B Units” and consisting of a total of 14,173,304 Class B Units, and fixes the designations, preferences and relative, participating, optional or other special rights, powers and duties of holders of the Class B Units as set forth in this Section 5.13.
     (b) Rights of Class B Units. During the period commencing upon issuance of the Class B Units and ending on the Class B Conversion Effective Date (or that later time specified in this Section 5.13(b)):
     (i) Allocations. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction and credit shall be allocated to the Class B Units to the same extent as such items would be so allocated if such Class B Units were Units that were then Outstanding.
     (ii) Distributions. Except as otherwise provided in this Agreement, the Class B Units shall have the right to share in partnership distributions of Available Cash pursuant to Section 6.3 on a pro rata basis with the Units, so that the amount of any Partnership distribution to each Unit will equal the amount of such distribution to each Class B Unit.
     (c) Voting Rights. The Class B Units are non-voting, except that, other than with respect to Class C Conversion Approval, the Class B Units shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class B Units in relation to other classes of Partnership Interests (including as a result of a merger or consolidation) or as required by law. The approval of a majority of the Class B Units shall be required to approve any matter for which the holders of the Class B Units are entitled to vote as a separate class. Each Class B Unit will be entitled to the number of votes equal to the number of Units into which a Class B Unit is convertible at the time of the record date for the vote or written consent on the matter.
     (d) Certificates. The Class B Units will be evidenced by certificates in substantially the form of Exhibit A to this Amendment, subject to the satisfaction of any applicable legal and regulatory requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units. The certificates will initially include a restrictive legend to the effect that the Class B Units have not been registered under the Securities Act or any state securities laws.
     (e) Registrar and Transfer Agent. The General Partner will act as registrar and transfer agent of the Class B Units.

     (f) Conversion. Except as provided in this Section 5.13(f), the Class B Units are not convertible into Units. The Partnership shall, pursuant to the Securities Purchase Agreement, take such actions as may be necessary or appropriate to submit to a vote or consent of the Unitholders (other than holders of Class B Units and Class C Units in their capacity as holders of such securities) the approval of a change in the terms of the Class B Units to provide that each Class B Unit shall automatically convert into one Unit (subject to appropriate adjustment in the event of any split-up, combination or similar event affecting the Units that occurs prior to the conversion of the Class B Units) effective immediately upon receipt of such approval from such Unitholders (the “Class B Conversion Approval”) without any further action by the holders thereof. The vote or consent required for the Class B Conversion Approval will be the requisite vote required under the rules or staff interpretations of the National Securities Exchange on which the Units are listed or admitted for trading. The date that Class B Conversion Approval is obtained is herein referred to as the “Class B Conversion Approval Date.” Upon receipt of the Class B Conversion Approval, the terms of the Class B Units will be changed, automatically and without further action, on the Class B Conversion Effective Date (as defined in Section 5.13(g) below), so that each Class B Unit is converted into one Unit and, immediately thereafter, none of the Class B Units shall be Outstanding; provided, however, that such converted Class B Units will remain subject to the provisions of Sections 6.1(d)(x) and 6.4.
     (g) Surrender of Certificates. Upon receipt of the Class B Conversion Approval in accordance with Section 5.13(f) or a change in rules of the National Securities Exchange as described in Section 5.13(h), the General Partner shall give the holders of the Class B Units prompt notice of such Class B Conversion Approval or change in rules. Subject to receipt of the Class B Conversion Approval or such change in rules, and subject to the requirements of Section 6.4, each holder of Class B Units shall promptly surrender the Class B Unit Certificates therefor, duly endorsed, at the office of the General Partner or of any transfer agent for the Class B Units. In the case of any such conversion, the Partnership shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Units one or more Unit Certificates, registered in the name of such holder, for the number of Units to which such holder shall be entitled. Such conversion shall be deemed to have been made as of the date of the Class B Conversion Approval (the “Class B Conversion Effective Date”) whether or not the Class B Unit certificate has been surrendered as of such date, and the Person entitled to receive the Units issuable upon such conversion shall be treated for all purposes as the record holder of such Units as of such date.
     (h) Change in Rules of National Securities Exchange. If at any time (i) the rules of the National Securities Exchange on which the Units are listed or admitted to trading or the staff interpretations of such rules are changed or (ii) facts or circumstances arise so that no vote or consent of Unitholders is required as a condition to the listing or admission to trading of the Units that would be issued upon any conversion of any Class B Units into Units as provided in Section

5.13(g), the terms of such Class B Units will be changed so that each Class B Unit is immediately converted (without further action or any vote of any Unitholders other than compliance with Section 5.13(g)) into one Unit and, immediately thereafter, none of the Class B Units shall be Outstanding; provided, however, that such converted Class B Units will remain subject to the provisions of Sections 5.5(c)(ii), 6.1(d)(x) and 6.4.”
          (f) Article V; Section 5.14. Article V is hereby amended to add a new Section 5.14 creating a new series of Partnership Units as follows:
          “Section 5.14 Establishment of Class C Units.
     (a) General. The General Partner hereby designates and creates a class of Units to be designated as “Class C Units” and consisting of a total of 16,000,000 Class C Units, and fixes the designations, preferences and relative, participating, optional or other special rights, powers and duties of holders of the Class C Units as set forth in this Section 5.14.
     (b) Rights of Class C Units. During the period commencing upon issuance of the Class C Units and ending on the Conversion Effective Date (or that later time specified in this Section 5.14(b)):
     (i) Allocations. Except as otherwise provided in this Agreement, [all items of Partnership income, gain, loss, deduction and credit shall be allocated to the Class C Units to the same extent as such items would be so allocated if such Class C Units were Units that were then Outstanding].
     (ii) Distributions. Except as otherwise provided in this Agreement, Class C Units will not share in partnership distributions of Available Cash pursuant to Section 6.3. To the extent not converted into Units, on and after February 1, 2009, Class C Units then Outstanding shall have the right to share in partnership distributions on a pro rata basis with the Units (excluding distributions with respect to any Record Date prior to February 1, 2009), so that the amount of any Partnership distribution to each Unit will equal the amount of such distribution to each Class C Unit.
     (c) Voting Rights. Prior to the Class C Conversion Approval Date, the Class B Units are non-voting, except that, other than with respect to Class C Conversion Approval, the Class B Units shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class B Units in relation to other classes of Partnership Interests (including as a result of a merger or consolidation) or as required by law. After the Class C Conversion Approval Date and prior to conversion, the Class C Units will have such voting rights pursuant to the Partnership Agreement as such Class C Units would have if they were Units that were then Outstanding and shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class C Units in relation to other classes of Partnership Interests or as required by law. The approval of a majority of the Class C Units shall be required to approve any matter for which the holders of the Class C Units are entitled to vote as a separate class. Each Class C Unit will be entitled to the number of votes equal to the number of Units into which a Class C Unit is convertible at the time of the record date for the vote or written consent on the matter.
     (d) Certificates. The Class C Units will be evidenced by certificates in substantially the form of Exhibit B to this Amendment, subject to the satisfaction of any applicable legal and regulatory requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units. The certificates will initially include a restrictive legend to the effect that the Class C Units have not been registered under the Securities Act or any state securities laws.
     (e) Registrar and Transfer Agent. The General Partner will act as registrar and transfer agent of the Class C Units.
     (f) Conversion. Except as provided in this Section 5.14(f), the Class C Units are not convertible into Units. The Partnership shall, pursuant to the Securities Purchase Agreement, take such actions as may be necessary or appropriate to submit to a vote or consent of the Unitholders (other than holders of Class C Units in their capacity as holders of such securities) the approval of a change in the terms of the Class C Units to provide that each Class C Unit shall automatically convert into one Unit (subject to appropriate adjustment in the event of any split-up, combination or similar event affecting the Units that occurs prior to the conversion of the Class C Units) effective as of February 1, 2009 following receipt of such approval from such Unitholders (the “Class C Conversion Approval”) without any further action by the holders thereof. The vote or consent required for the Class C Conversion Approval will be the requisite vote required under the rules or staff interpretations of the National Securities Exchange on which the Units are listed or admitted for trading. The date that Conversion Approval is obtained is herein referred to as the “Class C Conversion Approval Date.” Subject to receipt of the Class C Conversion Approval, the terms of the Class C Units will be changed, automatically and without further action, on the Class C Conversion Effective Date (as defined in Section 5.14(g) below), so that each Class C Unit is converted into one Unit and, immediately thereafter, none of the Class C Units shall be Outstanding; provided, however, that such converted Class C Units will remain subject to Sections 6.1(d)(x) and 6.4.
     (g) Surrender of Certificates. Upon receipt of the Class C Conversion Approval in accordance with Section 5.14(f) or a change in rules of the National Securities Exchange as described in Section 5.14(h), the General Partner shall give the holders of the Class C Units prompt notice of such Class C Conversion Approval or change in rules. Subject to receipt of the Class C Conversion Approval or such change in rules, and subject to the requirements of Section 6.4, on or after February 1, 2009, each holder of Class C Units shall promptly surrender the Class C Unit Certificates therefor, duly endorsed, at the office of the General Partner or of any transfer agent for the Class C Units. In the case of any such conversion, the Partnership shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class C Units one or more Unit Certificates, registered in the name of such holder, for the number of Units to which such holder shall be entitled. Such conversion shall be deemed to have been made as of February 1, 2009 (the “Class C Conversion Effective Date”) whether or not the Class C Units certificate has been surrendered as of such date, and the Person entitled to receive the Units issuable upon such conversion shall be treated for all purposes as the record holder of such Units as of such date.
     (h) Change in Rules of National Securities Exchange. If at any time (i) the rules of the National Securities Exchange on which the Units are listed or admitted to trading or the staff interpretations of such rules are changed or (ii) facts or circumstances arise so that no vote or consent of Unitholders is required as a condition to the listing or admission to trading of the Units that would be issued upon any conversion of any Class C Units into Units as provided in Section 5.14(g), the terms of such Class C Units will be changed so that each Class C Unit is converted (without further action or any vote of any Unitholders other than compliance with Section 5.14(g)) on February 1, 2009 into one Unit and, immediately thereafter, none of the Class C Units shall be Outstanding; provided, however, that such converted Class C Units will remain subject to Sections 5.5(c)(iii), 6.1(d)(x) and 6.4.”
     (g) Section 6.1(d)(x). Section 6.1(d) is hereby amended and restated to add a new Section 6.1(d)(x) as follows:
     “(x) Economic Uniformity.
     (A) With respect to any taxable period in which the Class B Conversion Effective Date occurs (and, if necessary, any subsequent taxable period), items of Partnership gross income, gain, deduction or loss for the taxable period shall be allocated 100% to each Limited Partner with respect to such Limited Partner’s Class B Units that are Outstanding on the Class B Conversion Effective Date in the proportion that the respective number of Class B Units held by such Partner bears to the total number of Class B Units then Outstanding, until each such Partner has been allocated the amount of gross income, gain, deduction or loss with respect to such Partner’s Class B Units that causes the Capital Account attributable to each Class B Unit, on a per Unit basis, to equal the Per Unit Capital Amount for a Unit on the Class B Conversion Effective Date. The purpose for this allocation is to establish uniformity between the Capital Accounts underlying converted Class B Units and the Capital Accounts underlying Units immediately prior to the conversion of Class B Units into Units.
     (B) After the application of Section 6.1(d)(x)(A), with respect to any taxable period in which the Class C Conversion Effective Date occurs (and, if necessary, any subsequent taxable period), items of Partnership gross income, gain, deduction or loss for the taxable period shall be allocated 100% to each Limited Partner with respect to such Limited Partner’s Class C Units that are Outstanding on the Class C Conversion Effective Date in the proportion that the respective number of Class B Units held by such Partner bears to the total number of Class B Units then Outstanding, until each such Partner has been allocated the amount of gross income, gain, deduction or loss with respect to such Partner’s Class C Units that causes the Capital Account attributable to each Class C Unit, on a per Unit basis, to equal the Per Unit Capital Amount for a Unit on the Class C

Conversion Effective Date. The purpose for this allocation is to establish uniformity between the Capital Accounts underlying converted Class C Units and the Capital Accounts underlying Units immediately prior to the conversion of Class C Units into Units.”
     (h) Article VI; Section 6.4. Article VI is hereby amended and restated to add a new Section 6.4 as follows:
     “Section 6.4 Special Provisions Relating to the Holders of Class B Units and Class C Units.
     (a) A Unitholder holding a Class B Unit that has converted into a Unit pursuant to Section 5.13 shall not be issued a Unit Certificate pursuant to Section 4.1, and shall not be permitted to transfer such Units until such time as the General Partner determines, based on advice of counsel, that the converted Class B Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics of an Initial Unit. In connection with the condition imposed by this Section 6.4, the General Partner shall take whatever steps are required to provide economic uniformity to the converted Class B Units in preparation for a transfer of such Units, including the application of Sections 5.5(c)(ii) and 6.1(d)(x)(A); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Units represented by Unit Certificates.”
     (b) A Unitholder holding a Class C Unit that has converted into a Unit pursuant to Section 5.14 shall not be issued a Unit Certificate pursuant to Section 4.1, and shall not be permitted to transfer such Units until such time as the General Partner determines, based on advice of counsel, that the converted Class C Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics of an Initial Unit. In connection with the condition imposed by this Section 6.4, the General Partner shall take whatever steps are required to provide economic uniformity to the converted Class C Units in preparation for a transfer of such Units, including the application of Sections 5.5(c)(iii) and 6.1(d)(x)(B); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Units represented by Unit Certificates.”
     Section 2. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.
     Section 3. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.
     Section 4. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

EPE Holdings, LLC

By:	/s/ Michael A. Creel

Michael A. Creel, President

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

By: EPE HOLDINGS, LLC, General Partner of
ENTERPRISE GP HOLDINGS L.P., as attorney-in-fact for all Limited Partners pursuant to the powers of Attorney granted pursuant to Section 2.6 of the Partnership Agreement.

By:	/s/ Michael A. Creel

Michael A. Creel, President
SIGNATURE PAGE TO
AMENDMENT NO. 1
TO
FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
ENTERPRISE GP HOLDINGS L.P.

EXHIBIT A
Certificate Evidencing Class B Units
Representing Limited Partner Interests in
ENTERPRISE GP HOLDINGS L.P.

No.	Class B Units
     In accordance with Section 4.1 of the First Amended and Restated Agreement of Limited Partnership of ENTERPRISE GP HOLDINGS L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), ENTERPRISE GP HOLDINGS L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that (the “Holder”) is the registered owner of Class B Units representing limited partner interests in the Partnership (the “Class B Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Class B Units represented by this Certificate. The rights, preferences and limitations of the Class B Units are set forth in, and this Certificate and the Class B Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
     The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED.
     THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ENTERPRISE GP HOLDINGS L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE

COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF ENTERPRISE GP HOLDINGS L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE ENTERPRISE GP HOLDINGS L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). EPE HOLDINGS, LLC, THE GENERAL PARTNER OF ENTERPRISE GP HOLDINGS L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF ENTERPRISE GP HOLDINGS L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
     This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	ENTERPRISE GP HOLDINGS L.P.

Countersigned and Registered by:	By:	EPE HOLDINGS, LLC,
its General Partner

By:

as Transfer Agent and Registrar	Name:

By:	By:

Authorized Signature		Secretary

[Reverse of Certificate]
ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT - as tenants by the entireties	Custodian
(Cust) (Minor)
JT TEN - as joint tenants with right of	under Uniform Gifts/Transfers to CD Minors
survivorship and not as tenants in common	Act (State)
Additional abbreviations, though not in the above list, may also be used.
FOR VALUE RECEIVED,                                          hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)
                    Class B Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                                                               as its attorney-in-fact with full power of substitution to transfer the same on the books of ENTERPRISE GP HOLDINGS L.P.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15
(Signature) (Signature)

     No transfer of the Class B Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Class B Units to be transferred is surrendered for registration or transfer and, if requested by the General Partner pursuant to Section 4.8 of the Partnership Agreement, a Citizenship Certificate has been properly completed and executed by a transferee on a separate application that the Partnership will furnish on request without charge. A transferor of the Class B Units shall have no duty to the transferee with respect to execution of Citizenship Certificate in order for such transferee to obtain registration of the transfer of the Class B Units.

EXHIBIT B
Certificate Evidencing Class C Units
Representing Limited Partner Interests in
ENTERPRISE GP HOLDINGS L.P.

No.	Class C Units
     In accordance with Section 4.1 of the First Amended and Restated Agreement of Limited Partnership of ENTERPRISE GP HOLDINGS L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), ENTERPRISE GP HOLDINGS L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that (the “Holder”) is the registered owner of Class C Units representing limited partner interests in the Partnership (the “Class C Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Class C Units represented by this Certificate. The rights, preferences and limitations of the Class C Units are set forth in, and this Certificate and the Class C Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
     The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED.
     THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ENTERPRISE GP HOLDINGS L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE

COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF ENTERPRISE GP HOLDINGS L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE ENTERPRISE GP HOLDINGS L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). EPE HOLDINGS, LLC, THE GENERAL PARTNER OF ENTERPRISE GP HOLDINGS L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF ENTERPRISE GP HOLDINGS L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
     This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	ENTERPRISE GP HOLDINGS L.P.

Countersigned and Registered by:	By:	EPE HOLDINGS, LLC,
its General Partner

By:

as Transfer Agent and Registrar	Name:

By:	By:

Authorized Signature		Secretary

[Reverse of Certificate]
ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT - as tenants by the entireties	Custodian
(Cust) (Minor)
JT TEN - as joint tenants with right of	under Uniform Gifts/Transfers to CD Minors
survivorship and not as tenants in common	Act (State)
Additional abbreviations, though not in the above list, may also be used.
FOR VALUE RECEIVED,                                          hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)
                    Class C Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                                                               as its attorney-in-fact with full power of substitution to transfer the same on the books of ENTERPRISE GP HOLDINGS L.P.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15
(Signature) (Signature)

     No transfer of the Class C Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Class C Units to be transferred is surrendered for registration or transfer and, if requested by the General Partner pursuant to Section 4.8 of the Partnership Agreement, a Citizenship Certificate has been properly completed and executed by a transferee on a separate application that the Partnership will furnish on request without charge. A transferor of the Class C Units shall have no duty to the transferee with respect to execution of Citizenship Certificate in order for such transferee to obtain registration of the transfer of the Class C Units.